Exhibit 99.7

Project BREW Town Hall Outline

Welcome

•	Good morning, everyone. Thank you for joining me.

Transaction Details

•	This morning, we announced that we have entered into a definitive agreement with Braemont Capital-owned Royal Cup.

o	Braemont Capital is a Dallas-based investment firm that partners with founders, families and ownership-minded leaders to help companies achieve their next phase of growth.

▪	They acquired Royal Cup in December 2025.

o	For those of you who aren’t familiar with Royal Cup. They are a nearly 130-year-old company that manufactures and distributes high-quality coffee and tea with operations throughout the U.S., Mexico and the Caribbean.

o	They primarily serve foodservice, hospitality, convenience store, office and specialty customer channels.

•	As part of the agreement:

o	Royal Cup will acquire all outstanding shares of Farmer Brothers stock for $1.29 per share in an all-cash transaction.

o	The transaction is expected to close by our fiscal fourth quarter, ending June 30, 2026.

o	At that time, Farmer Brothers will become a privately held company.

•	Our board of directors has unanimously approved the transaction and recommends our shareholders vote to approve the agreement.

o	The agreement must be approved by a majority of our shareholders and is subject to customary closing conditions before it can close.

•	Once it does close, we will combine with Royal Cup to form a single DSD coffee company.

o	This combination of our businesses will take some time.

Transaction Benefits

•	Farmer Brothers has always been driven by the belief that connections are built over coffee.

•	This transaction is a real example of that as it brings together more than 250 years of coffee expertise with two long-standing industry leaders – Farmer Brothers and Royal Cup.

•	It will:

o	Combine our extensive West Coast and Mid-West network with Royal Cup’s presence across the southern U.S. to create a nationwide coffee distribution network unlike any other.

o	Enhance our roasting, manufacturing and production capabilities.

o	Create even greater economies of scale.

o	Enhance our ability to better serve a growing nationwide customer base.

▪	This will allow us to grow our customer base much quicker than through organic growth alone.

o	Provide benefits for you – our team members, including:

▪	Greater potential opportunities for career development within a larger organization.

What This Means for Day-to-Day Operations

•	Business will continue as usual between now and the close of the deal and the ultimate combination of the companies.

•	Farmer Brothers and Royal Cup will continue to operate as separate, competing businesses during this time.

•	At this time, there will not be any changes to Farmer Brothers:

o	Product quality or offerings

o	Equipment services

o	Delivery schedules or routes

o	Contractual agreements

o	Billing processes

•	Farmer Brothers will continue to provide the same high-quality coffee, tea and culinary products and outstanding equipment service we have always been known for.

What Are We Communicating to Customers, Vendors and Suppliers?

•	We are committed to keeping our partners informed throughout this process.

•	Emails are being sent today to all partners that we have an email address for to provide more details.

•	Brian and Travis are also reaching out to key stakeholders to assure them they can continue to rely on us for the same high-quality products and services they enjoy today.

•	You can find a copy of those emails, as well as talking points you can use in conversations with our business partners on the Royal Cup Transaction page of Beyond the Bean.

•	It is important to note this transaction must still go through a customary closing process and as such, you should not deviate from the approved talking points.

What Does This Mean for You

•	We know you all have a lot of questions about what this means for you and your families.

•	Please understand, it is going to take some time to combine the two companies even after the close of this transaction, which again is scheduled to happen during our fiscal fourth, which doesn’t end until June 30.

•	As such, we don’t have specific details yet regarding positions, changes in responsibilities or employee benefits.

•	What we can tell you is we will share details as soon as possible and that we will have more information by the close of the transaction.

•	Until then, operations will continue as normal until the two companies combine. This means:

o	Your role and responsibilities remain the same.

o	Your benefits remain intact.

o	Projects and deadlines remain unchanged.

o	Your reporting structure remains the same.

o	Our goals and priorities remain the same.

▪	We are still focused on driving top-line revenue and growing our customer base and overall coffee pounds.

•	A few things I can tell you are:

o	That for those of you who own Farmer Brothers shares, if the transaction is approved, you will receive $1.29 for each share of Farmer Brothers stock you own.

▪	This will be paid out after the close of the transaction.

▪	Details and more information regarding this aspect will be sent to all shareholders once the transaction is approved.

o	Also, upon the closing of the merger, team members may be eligible to participate in employee benefit plans maintained by Royal Cup.

▪	More details about benefits offerings and changes will be coming closer to the close of the merger.

Communications

•	Please understand that as a publicly traded company there are a lot of legal and SEC regulations that we must adhere to throughout this process.

•	Due to this, we won’t be holding our typical Q&A session at this time.

o	Although we may not have all the answers to your questions at the moment, we are committed to our open-door policy and will communicate more as soon as possible over the coming weeks and months.

o	Also, your VPs will be scheduling team meetings within the next 24 hours to discuss the transaction and provide you with talking points you can use with customers, vendors and suppliers.

•	You should not make any comments about the transaction beyond the talking points.

•	You should also not make any comments to investors, the media or others.

o	If you receive questions from individuals other than the Farmer Brothers partners you already work with, you should direct them to our Director of Communications Brandi Wessel at bwessel@farmerbros.com.

Conclusion

•	I want to thank each of you for your hard work and dedication.

•	We have achieved a lot together over the last several years and I hope you are truly proud of all we have accomplished.

•	I have no doubt each of you will continue to embody the values and commitment to excellence that have always been synonymous with Farmer Brothers.

•	I hope you are as excited about the future as I am. I believe this next chapter will bring exciting new opportunities for our team.

Additional Information and Where to Find It

This communication is being made in connection with the transaction. In connection with the transaction, Farmer Brothers Coffee Co. plans to file a proxy statement and certain other documents regarding the transaction with the Securities and Exchange Commission (SEC). The definitive proxy statement (if and when available) will be mailed to stockholders of the company. This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders of the company will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the company through the website maintained by the SEC at sec.gov. Copies of the documents filed with the SEC by the company will also be available to stockholders of the company free of charge on the company’s website at farmerbros.com or by written request to Farmer Brothers’ corporate secretary at 14501 N Fwy, Fort Worth, Texas 76177, Attn: Corporate Secretary.

Participants in the Solicitation

The company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the company’s stockholders in connection with the transaction. Information about the directors and executive officers of the company is set forth in its annual report on Form 10-K for the year ended June 30, 2025, which was filed with the SEC on Sept. 11, 2025, its Amendment No. 1 to annual report on Form 10-K for the year ended June 30, 2025, which was filed with the SEC on Oct. 24, 2025 and in other documents filed with the SEC by the company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not historical facts, including, without limitation, statements relating to the transaction, including the ability to complete, the timing of completion of, and the results of, the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement, conduct and operations continuing as usual during the period between signing the merger agreement and closing the transaction and any employment benefits or terms once the transaction closes and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “expects,” “intends,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “continues,” or similar expressions. Such statements are based upon the current beliefs and expectations of management of the Company. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, among others: (1) the risk that the proposed transaction may not be completed in a timely manner or at all; (2) the risk of legal proceedings that may be instituted against the company related to the merger agreement, which may result in significant costs of defense, indemnification and liability; (3) the possibility that competing acquisition proposals for the company will be made; (4) the possibility that any or all of the various conditions to the consummation of the transaction may not be satisfied or waived; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the company to pay a termination fee; (6) the effects of disruption from the transactions on the company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; (7) the company’s sales; (8) changes in operating costs, such as production, transportation and labor; (9) the company’s ability to leverage its existing management and infrastructure; (10) changes in general and administrative expenses, capital expenditures, effective tax rate, impairment and other costs; (11) general economic conditions and (12) conditions beyond the company’s control such as timing of government policies, natural disasters, acts of war or terrorism. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the company’s public filings with the SEC from time to time, including the company’s most recent annual report on Form 10-K for the year ended June 30, 2025, quarterly reports on Form 10-Q and current reports on Form 8-K. The company’s stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update any forward-looking statements, except as required by law.